As filed with the Securities and Exchange Commission on November 13, 2003
Registration No. 333-108293

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to
Form S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	22-3173050
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Winding Brook Drive

Glastonbury, Connecticut 06033
(860) 652-3155
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Louis Hernandez, Jr.

Chairman of the Board and Chief Executive Officer
Open Solutions Inc.
300 Winding Brook Drive
Glastonbury, Connecticut 06033
(860) 652-3155
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

John A. Burgess, Esq. Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000	Marc D. Jaffe, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4802 Telephone: (212) 906-1200 Telecopy: (212) 751-4864

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-108293) is being filed solely for the purpose of filing Exhibit 10.9 thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glastonbury, state of Connecticut, on November 13, 2003.

OPEN SOLUTIONS INC.

By:	/s/ LOUIS HERNANDEZ, JR.

Louis Hernandez, Jr.
Chairman of the Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ LOUIS HERNANDEZ, JR. Louis Hernandez, Jr.		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 13, 2003

/s/ CARL D. BLANDINO Carl D. Blandino		Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 13, 2003

/s/ DOUGLAS K. ANDERSON* Douglas K. Anderson		Director	November 13, 2003

/s/ DOUGLAS C. CARLISLE* Douglas C. Carlisle		Director	November 13, 2003

/s/ DAVID M. CLARKE* David M. Clarke		Director	November 13, 2003

/s/ DAVID DAME* David Dame		Director	November 13, 2003

/s/ SAMUEL F. MCKAY* Samuel F. McKay		Director	November 13, 2003

/s/ CARLOS P. NAUDON* Carlos P. Naudon		Director	November 13, 2003

/s/ WILLIAM W. NEVILLE* William W. Neville		Director	November 13, 2003

/s/ GREG THOMPSON* Greg Thompson		Director	November 13, 2003

/s/ RICHARD P. YANAK* Richard P. Yanak		Director	November 13, 2003

*By:	/s/ CARL D. BLANDINO Carl D. Blandino Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Description

**1	.1	Form of Underwriting Agreement.
**2	.1	Asset Purchase Agreement between Liberty FiTech Systems, Inc., Liberty Enterprises, Inc., Open Solutions FiTech, Inc. and Open Solutions Inc. dated June 30, 2003, together with Promissory Note made by Open Solutions FiTech, Inc. in favor of Liberty FiTech Systems, Inc. for the principal sum of $1,700,000 dated June 30, 2003, together with Security Agreement between Open Solutions FiTech, Inc. and Liberty FiTech Systems, Inc. dated June 30, 2003.
**2	.2	Agreement and Plan of Merger and Reorganization between Open Solutions Inc., OSI Merger Corporation, Imagic Corporation and the stockholders listed therein dated December 14, 2001.
**3	.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.
**3	.2	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant to be effective immediately prior to the effectiveness of this Registration Statement.
**3	.3	Form of Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering.
**3	.4	Amended and Restated By-Laws of the Registrant.
**3	.5	Form of Amended and Restated By-Laws of the Registrant to be effective upon closing of offering.
**4	.1	Specimen certificate for shares of the Registrant’s Common Stock.
**5	.1	Opinion of Hale and Dorr LLP, counsel to the Registrant, regarding the legality of the shares of common stock.
**10	.1	1994 Stock Option Plan, as amended.
**10	.2	2000 Stock Incentive Plan, as amended.
**10	.3	2003 Stock Incentive Plan.
**10	.4	2003 Employee Stock Purchase Plan.
**10	.5	Amended and Restated Investors’ Rights Agreement between Open Solutions Inc. and the Investors (as defined therein) dated March 17, 2000.
**10	.6	Registration Rights Agreement between Open Solutions Inc. and Liberty FiTech Systems, Inc. dated June 30, 2003.
**10	.7	Employment Agreement between Open Solutions Inc. and Louis Hernandez, Jr. dated May 6, 2002.
**10	.8	Form of Stock Restriction Agreement dated May 7, 2003, as amended, together with a schedule of material terms.
+10	.9	Software License Agreement between Open Solutions Inc. and BISYS, Inc. dated as of September 1, 2003.
**10	.10	Gross Lease between Open Solutions Inc. and Principal Mutual Life Insurance Company dated February 29, 1996, as amended by the First Amendment to Lease between Open Solutions Inc. and Principal Mutual Life Insurance Company dated January 27, 1998, as amended by the Second Amendment to Lease between Open Solutions Inc. and Principal Life Insurance Company (f/k/a Principal Mutual Life Insurance Company) dated May 25, 1999, as amended by the Third Amendment to Lease between Open Solutions Inc. and Foster Properties, LLC (as successor-in-interest to Principal Life Insurance Company) dated September 16, 1999, as amended by the Fourth Amendment to Lease between Open Solutions Inc. and Foster Properties, LLC dated November 29, 2000.
**10	.11	Lease between Open Solutions Inc. and Carl Foster, LLC dated February 14, 2000, as amended by the Amendment of Lease between Open Solutions Inc. and Carl Foster, LLC dated May 8, 2000.

Exhibit
Number		Description

**10	.12	Lease Agreement between FiTech Systems, Inc. and Piedmont/ Maple, L.L.C. dated January 22, 1998, as amended by the First Amendment to Lease Agreement between FiTech Systems, Inc. and Piedmont/ Maple, L.L.C. dated February 10, 1999, as amended by the Second Amendment to Lease Agreement between FiTech Systems, L.P. and Piedmont/ Maple, L.L.C. dated September 3, 1999, as amended by the Assignment of Lease between FiTech Systems, L.P. (as assignor) and Liberty FiTech Systems, Inc. (as assignee) dated August 31, 2000, as amended by the Third Amendment to Lease Agreement between Liberty FiTech Systems, Inc. and Piedmont/ Maple, L.L.C. dated May 29, 2001, as amended by the Fourth Amendment to Lease Agreement between Liberty FiTech Systems, Inc. and Piedmont/ Maple, L.L.C. dated January 21, 2002, as amended by the Assignment and Assumption of Lease Agreement between Liberty FiTech Systems, Inc. (as assignor), Open Solutions FiTech, Inc. (as assignee) and Piedmont/ Maple, L.L.C. dated June 30, 2003.
**10	.13	Loan and Security Agreement between Open Solutions Inc. and Silicon Valley Bank dated April 22, 2003, together with Negative Pledge Agreement between Open Solutions Inc. and Silicon Valley Bank dated April 22, 2003.
**10	.14	Promissory Note made by Open Solutions Inc. in favor of HNC Financial Solutions, Inc. for the principal sum of $500,000 dated March 29, 2002.
**10	.15	Promissory Note made by Open Solutions Inc. in favor of HNC Software Inc. for the principal sum of $950,000 dated October 31, 2002.
**21	.1	List of Subsidiaries of Open Solutions Inc.
**23	.1	Consent of PricewaterhouseCoopers LLP
**23	.2	Consent of Hale and Dorr LLP (included in Exhibit 5.1).
**24	.1	Power of Attorney.

**	Previously filed.

+	Confidential treatment requested as to certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act. Such portions have been omitted and filed separately with the Securities and Exchange Commission.